EXHIBIT 99.1

Spirit Airlines Reports Fourth Quarter and Full Year 2017 Results

MIRAMAR, Fla., February 6, 2018 - Spirit Airlines, Inc. (NYSE: SAVE) today reported fourth quarter and full year 2017 financial results.

•
GAAP net income for the fourth quarter 2017 was $250.3 million ($3.63 per diluted share). GAAP net income for the fourth quarter 2017 included a one-time non-cash $199.3 million tax credit[1]. Excluding the one-time tax credit and special items[2], net income for the fourth quarter 2017 was $50.4 million ($0.73 per diluted share)[3].

•
GAAP net income for the full year 2017 was $420.6 million ($6.06 per diluted share) which included the one-time tax credit[1]. Excluding the one-time tax credit and special items[2], net income for the full year 2017 was $230.8 million ($3.33 per diluted share)[3].

•	GAAP operating margin for the fourth quarter 2017 was 13.9 percent, or 13.4 percent excluding special items[2].

•	GAAP operating margin for the full year 2017 was 14.7 percent, or 15.2 percent excluding special items[2].

•	Spirit ended 2017 with unrestricted cash, cash equivalents, and short-term investments of $901.8 million.

“I want to thank the Spirit family for their contributions throughout 2017.  Together, we overcame several major operational challenges while still delivering a record on-time performance," said Robert Fornaro, Spirit’s Chief Executive Officer. “Looking ahead to 2018, we are focused on finalizing a deal with our pilots union, improving upon our operational reliability, continuing to enhance our guest experience, and delivering earnings growth for our shareholders.”

Revenue Performance
For the fourth quarter 2017, Spirit's total operating revenue was $667.0 million, an increase of 15.3 percent compared to the fourth quarter 2016, driven by a 10.4 percent increase in flight volume.

Total revenue per available seat mile (TRASM) for the fourth quarter 2017 decreased 1.8 percent compared to the same period last year, driven by a 2.2 percent decrease in operating yields.

On a per passenger flight segment basis, total revenue for the fourth quarter 2017 increased 1.1 percent year over year to $109.34 driven by non-ticket revenue per passenger flight segment increasing 3.8 percent to $53.91, partially offset by ticket revenue per passenger flight segment decreasing 1.4 percent to $55.43.

Cost Performance
For the fourth quarter 2017, total GAAP operating expense, including special items credit of $3.0 million2, increased 16.5 percent, or $81.4 million, year over year to $574.5 million. Adjusted operating expense for the fourth quarter 2017 increased 19.2 percent, or $93.1 million to $577.5 million4. The year-over-year increase in both GAAP and adjusted operating expense was primarily driven by an increase in flight volume; higher other operating expense, partially driven by increased ground handling rates; higher depreciation and amortization expense; and higher fuel rates.

Aircraft fuel expense increased in the fourth quarter 2017 by 38.5 percent, or $48.7 million, compared to the same period last year, due to a 20.1 percent increase in the cost of fuel per gallon and a 15.5 percent increase in fuel gallons consumed.

Spirit reported fourth quarter 2017 cost per available seat mile ("ASM"), excluding special items and fuel (“Adjusted CASM ex-fuel”), of 5.20 cents4, a decrease of 4.4 percent compared to the same period last year. The decrease year over year was primarily driven by lower aircraft rent and salaries, wages, and benefits per ASM, partially offset by higher depreciation and amortization per ASM.

“For the full year 2017, our team delivered an adjusted CASM ex-fuel of 5.51 cents, up 1.1 percent year over year.  This was an admirable performance considering the hurricanes and other disruptions this year,” said Ted Christie, Spirit’s President and Chief Financial Officer.  “Should the tentative agreement with our pilots be ratified, we will gain tools that will allow us to further improve our operational reliability and drive efficiencies, which gives us confidence that we will be able to maintain or grow our relative cost advantage.”

Labor
Spirit and its pilots, represented by the Air Line Pilots Association, reached a tentative agreement in January 2018 with the assistance of the National Mediation Board. The tentative agreement is subject to ratification.

Fleet
Spirit took delivery of four new A321ceo aircraft and two new A320ceo aircraft and returned one leased A321ceo aircraft during the fourth quarter 2017, ending the quarter with 112 aircraft in its fleet.

Share Repurchase
During the fourth quarter and full year 2017, Spirit returned approximately $45 million to shareholders by repurchasing 1.2 million shares under our share repurchase program.

Recent New Service Announcements
Columbus, Ohio - Orlando (02/15/2018)
Columbus, Ohio - Fort Lauderdale (02/15/2018)
Columbus, Ohio - Las Vegas (02/15/2018)
Columbus, Ohio - Fort Myers (02/15/2018)**
Columbus, Ohio - Tampa (02/16/2018 )**
Richmond - Orlando (03/15/2018)
Richmond - Fort Lauderdale (03/15/2018)
Baltimore - Montego Bay (03/22/2018)
Baltimore - Denver (03/22/2018)
Columbus, Ohio - New Orleans (03/22/2018)*
Fort Lauderdale - Guayaquil, Ecuador (03/22/2018)
Columbus, Ohio - Myrtle Beach (03/23/2018)*
Fort Lauderdale - Cap-Haïtien, Haiti (04/12/2018)
Fort Lauderdale - Seattle (04/12/2018)*
Minneapolis - Myrtle Beach (04/12/2018)*
Orlando - Las Vegas (04/12/2018)

Tampa - Los Angeles (04/12/2018)
Tampa - Las Vegas (04/12/2018)
Seattle - Chicago (04/12/2018)*
Seattle - Dallas/Ft. Worth (04/12/2018)*
Seattle - Minneapolis/St. Paul (04/12/2018)*
Atlantic City - New Orleans (04/13/2018)
Detroit - Portland, Oregon (04/23/2018)*
Detroit - San Diego (04/23/2018)*

* Seasonal Summer Service
** Seasonal Winter Service

Full Year 2017 Highlights

•	As measured by the Department of Transportation, achieved a record high on-time performance

•	Added Hartford; Pittsburgh; Columbus; Richmond; Cap-Haïtien, Haiti; and Guayaquil, Ecuador to its list of destinations

•
Added 17 new Airbus aircraft (6 A320ceos and 11 A321ceos) and 2 used A319 aircraft to its fleet, and returned 2 A321ceo aircraft, ending the year with 112 aircraft. As of year-end 2017, Spirit's Fit Fleet TM had an average age of 5.1 years, the youngest fleet of any major U.S. airline

•	Returned approximately $45 million to shareholders by repurchasing approximately 1.2 million shares under our share repurchase program

•
Assisted Guests and employees in various regions affected by major hurricanes. In addition to monetary donations, Spirit transported over 100,000 pounds of relief supplies in joint efforts with the American Red Cross, Operation Puerto Rico Care Lift, and many other organizations

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, February 6, 2018, at 9:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NYSE: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major U.S. airline, we operate more than 500 daily flights to 60 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) During the fourth quarter of 2017, the Company recorded a credit to income tax expense due to The Tax Cuts and Jobs Act of 2017 as a result of the difference between rates in effect when income tax expense was accrued, and the rates expected to be in effect when the income taxes will be paid.

(2)	See "Special Items" table for more details.

(3)	See "Reconciliation of Adjusted Net Income, Adjusted Pre-tax Income, and Adjusted Operating Income to GAAP Net Income" table below for more details.

(4)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.
Forward-Looking Statements

Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
	2017	2016	Change	2017	2016	Change
Operating revenues:
Passenger	$338,143	$300,590	12.5	$1,366,034	$1,200,621	13.8
Non-ticket	328,864	277,761	18.4	1,281,632	1,121,335	14.3
Total operating revenues	667,007	578,351	15.3	2,647,666	2,321,956	14.0

Operating expenses:
Aircraft fuel	175,205	126,535	38.5	615,581	447,553	37.5
Salaries, wages and benefits	136,815	122,941	11.3	527,959	472,471	11.7
Aircraft rent	42,820	50,242	(14.8)	205,852	201,675	2.1
Landing fees and other rents	46,117	37,583	22.7	180,655	151,679	19.1
Depreciation and amortization	36,472	27,766	31.4	140,152	101,136	38.6
Maintenance, materials and repairs	28,966	26,577	9.0	110,439	98,587	12.0
Distribution	27,745	23,437	18.4	113,620	96,627	17.6
Special charges	—	5,580	nm	12,629	37,189	nm
Loss on disposal of assets	1,054	3,021	nm	4,168	4,187	nm
Other operating	79,267	69,358	14.3	347,820	267,191	30.2
Total operating expenses	574,461	493,040	16.5	2,258,875	1,878,295	20.3

Operating income	92,546	85,311	8.5	388,791	443,661	(12.4)

Other (income) expense:
Interest expense	16,065	12,066	33.1	57,302	41,654	37.6
Capitalized interest	(3,668)	(3,542)	3.6	(13,793)	(12,705)	8.6
Interest income	(2,990)	(1,041)	187.2	(8,736)	(5,276)	65.6
Other expense	145	121	19.8	366	528	(30.7)
Total other (income) expense	9,552	7,604	25.6	35,139	24,201	45.2

Income before income taxes	82,994	77,707	6.8	353,652	419,460	(15.7)
Provision (benefit) for income taxes	(167,344)	29,214	(672.8)	(66,954)	154,581	(143.3)

Net income	$250,338	$48,493	416.2	$420,606	$264,879	58.8
Basic earnings per share	$3.64	$0.70	420.0	$6.08	$3.77	61.3
Diluted earnings per share	$3.63	$0.70	418.6	$6.06	$3.76	61.2

Weighted average shares, basic	68,799	69,325	(0.8)	69,221	70,344	(1.6)
Weighted average shares, diluted	68,901	69,551	(0.9)	69,377	70,508	(1.6)

SPIRIT AIRLINES, INC.
Condensed Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income	$250,338	$48,493	$420,606	$264,879
Unrealized gain (loss) on short-term investment securities, net of deferred taxes of ($34), ($16), ($41) and ($13)	(71)	(27)	(82)	(23)
Interest rate derivative losses reclassified into earnings, net of taxes of $279, $33, $372 and $130	(196)	55	(37)	224
Other comprehensive income (loss)	$(267)	$28	$(119)	$201
Comprehensive income	$250,071	$48,521	$420,487	$265,080

SPIRIT AIRLINES, INC.
Condensed Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$800,849	$700,900
Short-term investment securities	100,937	100,155
Accounts receivable, net	49,323	41,136
Aircraft maintenance deposits, net	175,616	87,035
Income tax receivable	69,844	—
Prepaid expenses and other current assets	79,687	46,619
Total current assets	1,276,256	975,845

Property and equipment:
Flight equipment	2,291,110	1,461,525
Ground property and equipment	155,166	126,206
Less accumulated depreciation	(207,808)	(122,509)
	2,238,468	1,465,222
Deposits on flight equipment purchase contracts	253,687	325,688
Long-term aircraft maintenance deposits	150,617	199,415
Deferred heavy maintenance, net	99,915	75,534
Other long-term assets	121,002	110,223
Total assets	$4,139,945	$3,151,927

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,334	$15,193
Air traffic liability	246,403	206,392
Current maturities of long-term debt	115,430	84,354
Other current liabilities	275,854	226,011
Total current liabilities	643,021	531,950

Long-term debt, less current maturities	1,387,498	897,359
Deferred income taxes	313,140	308,143
Deferred gains and other long-term liabilities	19,205	19,868
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	360,153	551,004
Treasury stock, at cost	(65,854)	(218,692)
Retained earnings	1,484,239	1,063,633
Accumulated other comprehensive loss	(1,464)	(1,345)
Total shareholders’ equity	1,777,081	1,394,607
Total liabilities and shareholders’ equity	$4,139,945	$3,151,927

SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows (unaudited, in thousands)

	Year Ended December 31,
	2017	2016
Operating activities:
Net income	$420,606	$264,879
Adjustments to reconcile net income to net cash provided by operations:
Losses reclassified from other comprehensive income	335	354
Stock-based compensation	8,522	7,105
Allowance for doubtful accounts (recoveries)	(53)	80
Amortization of deferred gains and losses and debt issuance costs	7,944	5,732
Depreciation and amortization	140,152	101,136
Deferred income tax expense (benefit)	(1,610)	86,146
Loss on disposal of assets	4,168	4,187
Lease termination costs	12,629	37,189
Changes in operating assets and liabilities:
Accounts receivable	(8,134)	(12,951)
Aircraft maintenance deposits, net	(37,930)	(45,869)
Long-term deposits and other assets	(46,799)	(45,558)
Deferred heavy maintenance	(78,237)	(30,222)
Income tax receivable	(69,844)	—
Prepaid income taxes	—	72,278
Accounts payable	(11,458)	(6,823)
Air traffic liability	40,011	(11,582)
Other liabilities	44,558	47,391
Other	380	206
Net cash provided by operating activities	425,240	473,678
Investing activities:
Purchase of available-for-sale investment securities	(107,246)	(103,258)
Proceeds from the maturity of available-for-sale investment securities	105,906	2,842
Proceeds from sale of property and equipment	—	50
Pre-delivery deposits for flight equipment, net of refunds	(149,477)	(173,947)
Capitalized interest	(12,305)	(10,834)
Purchase of property and equipment	(628,881)	(541,122)
Net cash used in investing activities	(792,003)	(826,269)
Financing activities:
Proceeds from issuance of long-term debt	629,725	417,275
Proceeds from stock options exercised	45	92
Payments on debt and capital lease obligations	(102,738)	(64,421)
Excess tax (deficiency) benefit from equity-based compensation	—	(470)
Repurchase of common stock	(46,580)	(102,510)
Debt issuance costs	(13,740)	(107)
Net cash provided by financing activities	466,712	249,859
Net (decrease) increase in cash and cash equivalents	99,949	(102,732)
Cash and cash equivalents at beginning of period	700,900	803,632
Cash and cash equivalents at end of period	$800,849	$700,900
Supplemental disclosures
Cash payments for:
Interest, net of capitalized interest	$37,902	$39,963
Income taxes paid, net of refunds	$5,826	$(5,579)
Non-cash transactions:
Capital expenditures funded by capital lease borrowings	$(1,370)	$(31)

Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended December 31,
Operating Statistics	2017	2016	Change
Available seat miles (ASMs) (thousands)	7,741,030	6,585,018	17.6%
Revenue passenger miles (RPMs) (thousands)	6,319,924	5,362,518	17.9%
Load factor (%)	81.6	81.4	0.2	pts
Passenger flight segments (thousands)	6,100	5,350	14.0%
Block hours	112,695	99,385	13.4%
Departures	41,957	38,019	10.4%
Total operating revenue per ASM (TRASM) (cents)	8.62	8.78	(1.8)%
Average yield (cents)	10.55	10.79	(2.2)%
Average ticket revenue per passenger flight segment ($)	55.43	56.19	(1.4)%
Average non-ticket revenue per passenger flight segment ($)	53.91	51.92	3.8%
Total revenue per passenger flight segment ($)	109.34	108.11	1.1%
CASM (cents)	7.42	7.49	(0.9)%
Adjusted CASM (cents) (1)	7.46	7.36	1.4%
Adjusted CASM ex-fuel (cents) (2)	5.20	5.44	(4.4)%
Fuel gallons consumed (thousands)	88,838	76,930	15.5%
Average economic fuel cost per gallon ($)	1.97	1.64	20.1%
Aircraft at end of period	112	95	17.9%
Average daily aircraft utilization (hours)	11.3	11.7	(3.4)%
Average stage length (miles)	1,023	981	4.3%

	Year Ended December 31,
Operating Statistics	2017	2016	Change
Available seat miles (ASMs) (thousands)	29,592,819	25,494,645	16.1%
Revenue passenger miles (RPMs) (thousands)	24,605,512	21,581,611	14.0%
Load factor (%)	83.1	84.7	(1.6	) pts
Passenger flight segments (thousands)	24,183	21,618	11.9%
Block hours	438,728	389,914	12.5%
Departures	165,449	149,514	10.7%
Total operating revenue per ASM (TRASM) (cents)	8.95	9.11	(1.8)%
Average yield (cents)	10.76	10.76	—
Average ticket revenue per passenger flight segment ($)	56.49	55.54	1.7%
Average non-ticket revenue per passenger flight segment ($)	53.00	51.87	2.2%
Total revenue per passenger flight segment ($)	109.49	107.41	1.9%
CASM (cents)	7.63	7.37	3.5%
Adjusted CASM (cents) (1)	7.59	7.21	5.3%
Adjusted CASM ex-fuel (cents) (2)	5.51	5.45	1.1%
Fuel gallons consumed (thousands)	343,709	302,781	13.5%
Average economic fuel cost per gallon ($)	1.79	1.48	20.9%
Average daily aircraft utilization (hours)	11.6	12.4	(6.5)%
Average stage length (miles)	999	979	2.0%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2017	2016	2017	2016
Operating special items include the following:
Supplemental rent credit (1)	(4,086)	—	(4,086)	—
Loss on disposal of assets	1,054	3,021	4,168	4,187
Special charges	—	5,580	12,629	37,189
Total operating special items	$(3,032)	$8,601	$12,711	$41,376

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except CASM data in cents)	2017	2016	2017	2016
Total operating expenses, as reported	$574,461	$493,040	$2,258,875	$1,878,295
Less operating special items (1)	(3,032)	8,601	12,711	41,376
Adjusted operating expenses, non-GAAP (2)	577,493	484,439	2,246,164	1,836,919
Less: Economic fuel expense	175,205	126,535	615,581	447,553
Adjusted operating expenses excluding fuel, non-GAAP (3)	$402,288	$357,904	$1,630,583	$1,389,366

Available seat miles	7,741,030	6,585,018	29,592,819	25,494,645

CASM (cents)	7.42	7.49	7.63	7.37
Adjusted CASM (cents) (2)	7.46	7.36	7.59	7.21
Adjusted CASM ex-fuel (cents) (3)	5.20	5.44	5.51	5.45

(1)	Supplemental rent adjustment for liability accrued in prior years related to certain maintenance reserves and return conditions that are no longer probable.

(2)	Excludes operating special items.

(3)	Excludes operating special items and economic fuel expense.

Reconciliation of Adjusted Net Income, Adjusted Pre-Tax Income, and Adjusted Operating Income to GAAP Net Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
Net income, as reported	$250,338	$48,493	$420,606	$264,879
Add: Provision (benefit) for income taxes	(167,344)	29,214	(66,954)	154,581
Income before income taxes, as reported	82,994	77,707	353,652	419,460
Pre-tax margin	12.4%	13.4%	13.4%	18.1%
Add operating special items (1)	$(3,032)	$8,601	$12,711	$41,376
Adjusted income before income taxes, non-GAAP (2)	79,962	86,308	366,363	460,836
Adjusted pre-tax margin, non-GAAP (2)	12.0%	14.9%	13.8%	19.8%
Add: Total other (income) expense	9,552	7,604	35,139	24,201
Adjusted operating income, non-GAAP(2)	89,514	93,912	401,502	485,037
Adjusted operating margin, non-GAAP(2)	13.4%	16.2%	15.2%	20.9%

Provision for adjusted income taxes	29,586	32,448	135,554	169,829
Adjusted net income, non-GAAP (2)	$50,376	$53,860	$230,809	$291,007

Weighted average shares, diluted	68,901	69,551	69,377	70,508

Adjusted net income per share, diluted (2)	$0.73	$0.77	$3.33	$4.13

Total operating revenues	$667,007	$578,351	$2,647,666	$2,321,956

(1)	See "Special Items" for more details.

(2)	Excludes operating special items.
.

The Company tracks a non-GAAP calculation of Return on Invested Capital "ROIC", as a way of measuring our efficiency in delivering returns and in allocating capital. We calculate ROIC as Adjusted Operating Income (non-GAAP), divided by Total Invested Capital (non-GAAP), on a pre-tax and after-tax basis, expressed as a percentage.
Because a substantial portion of our aircraft fleet is held under operating leases, which do not appear on the balance sheet, a GAAP-based calculation of our total capital deployed may be considered understated (which would have the effect of overstating ROIC, if calculated solely using GAAP line items). Accordingly, we adjust our total capital, the denominator of the ROIC measurement, by capitalizing operating leases at a multiple of seven times our aircraft rent expense, a measure used commonly in the airline industry and by analysts.
To calculate Adjusted Operating Income (non-GAAP), we add back aircraft rent to GAAP operating income, consistent with the adjustment to total capital discussed above. In order to remove the effects of non-recurring gains and losses that may affect GAAP operating income, we also exclude special items from Adjusted Operating Income (non-GAAP). We present Adjusted Operating Income (non-GAAP) on a pre-tax basis and present Adjusted Operating Income (non-GAAP) on an after-tax basis, using our effective tax rate for the period.

Calculation of Return on Invested Capital, non-GAAP
(unaudited)

Twelve Months Ended
(in thousands)	December 31, 2017
Operating income	$388,791
Add operating special items (1)	12,711
Adjustment for aircraft rent	205,852
Adjusted operating income, non-GAAP	607,354
Tax (37%)	224,721
Adjusted operating income, after-tax, non-GAAP	$382,633
Invested capital:
Total debt	$1,502,928
Book equity	1,777,081
Less: Unrestricted cash, cash equivalents & short-term investments	901,786
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,440,964
Total invested capital, non-GAAP	$3,819,187

Return on invested capital (ROIC), pre-tax, non-GAAP	15.9%
Return on invested capital (ROIC), after-tax, non-GAAP	10.0%

(1)	See "Special Items" for more details.

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